BY-LAWS



                                       OF



                             PUBLIC SERVICE ELECTRIC
                                 AND GAS COMPANY







                                   ----------






                                  As in effect
                                January 18, 2000


          -------------------------------------------------------------

                                     BY-LAWS
                                       OF
                     PUBLIC SERVICE ELECTRIC AND GAS COMPANY

                            -------------------------

                                   ARTICLE I.

                                    DIRECTORS


     SECTION 1. The Board of Directors shall consist of such number of directors, not less than 3 nor more than 16, as shall be fixed from time to time by the Board of Directors. The directors shall be elected annually at the annual meeting of the stockholders by those stockholders entitled to vote at the election of directors. If the holders of Preferred Stock and the holders of Preferred Stock-$25 Par are entitled to vote at elections of directors, such stockholders, voting as a single class separately from the holders of Common Stock, shall be entitled to elect the smallest number of directors which will be more than on-half of the total number of directors, and the holders of Common Stock, voting separately as a single class, shall be entitled to elect all other directors. As used in these By-Laws, the term "entire Board" means the total number of directors which the corporation would have if there were no vacancies.

     Directors shall hold office for one year and until their successors are duly elected and qualified, but if, in accordance with the provisions of the third paragraph of Section 6 of Article IX of these By-Laws, a special meeting of stockholders is convened at which a quorum of the holders of Preferred Stock and the holders of Preferred Stock-$25 Par is present, the terms of office of all directors shall terminate, and at such meeting, the holders of Preferred Stock and the holders of Preferred Stock-$25 Par, voting as a single class separately form the holders of Common Stock, shall be entitled to elect the smallest number of directors which will be more than one-half the total number of directors, and the holders of Common Stock, voting separately as a single class shall be entitled to elect all other directors.

     If the office of any director becomes vacant, the remaining directors, by a majority vote, may elect a successor, who shall hold office for the unexpired term, and until his successor is duly elected and qualified except that if the holders of Preferred Stock and the holders of Preferred Stock-$25 Par are entitled to voting rights to elect directors, any vacancy in the Board of Directors caused by the death or resignation of any director elected by the holders of Preferred Stock and the holder of Preferred Stock-$25 Par shall be entitled to fill upon any increase in the number of directors shall, until the next meeting of the stockholders for the election directors, in each case be filled by majority vote of the remaining or other directors elected by the holders of Preferred Stock and the holders of Preferred Stock-$25 Par.

     Upon the termination of such voting rights of the holders of Preferred Stock and the holders of Preferred Stock-$25 Par, the terms of office of all persons who shall have been elected directors by vote of such holders, or by vote of the directors elected by such holders, shall forthwith terminate, and the vacancies thereby created may be filled by majority vote of the remaining directors, though less than a quorum.

     SECTION 2. The Board of Directors, by the affirmative vote of a majority of directors in office and irrespective of any personal interest of any of them, may establish reasonable compensation of directors for services to the corporation as directors, officers, or otherwise.


                                   ARTICLE II.

                                    OFFICERS

     SECTION 1. The elective officers of the corporation shall include a President, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, and one or more Assistant Treasurers, and may also include a Chairman of the Board, one or more Senior Executive Vice Presidents, one or more Executive Vice Presidents, one or more Senior Vice Presidents and a Chief Nuclear Officer. All elective officers of the corporation shall be elected by the Board of Directors at the first meeting thereof after the annual election of directors. The Board of Directors shall also have power, at any time, to elect additional Senior Executive Vice Presidents, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents, Assistant Secretaries and Assistant Treasurers. The Board of Directors may appoint such other officers as it shall from time to time deem necessary, who shall have such powers and perform such duties as may be assigned to them by the Board of Directors, the Executive Committee, or the person exercising the authority of chief executive officer of the corporation. Any two or more offices may be held by the same person.

     The Board of Directors shall have power to fill any vacancy in any existing office or to fill any newly created office, at any time.

     The Chairman of the Board, the President, each Senior Executive Vice President, each Executive Vice President, each Senior Vice President, each Vice President and the Chief Nuclear Officer, severally, shall have power to sign deeds, contracts, and other instruments. Each elective officer shall have such powers and perform such duties as may be assigned to him by the Board of Directors, the Executive Committee, or the chief executive officer, in addition to any powers and duties that are assigned to him specifically by these By-Laws.

     The term of office of each officer shall be from the time of his election or appointment and qualification until the first meeting of the Board of Directors after the last annual election of Directors, or such other term of office as shall be provided in the resolution of election or appointment, and until the election or appointment and qualification of his successor, subject to earlier termination by removal or resignation.

                                  ARTICLE III.

                        CHAIRMAN OF THE BOARD; PRESIDENT;
                        SENIOR EXECUTIVE VICE PRESIDENTS;
               EXECUTIVE VICE PRESIDENTS; SENIOR VICE PRESIDENTS;
                              CHIEF NUCLEAR OFFICER

     SECTION 1. If there be a Chairman of the Board, he shall preside at all meetings of the stockholders and of the Board of Directors, and shall have such other powers and perform such other duties as may be assigned to him by the Board of Directors or the Executive Committee.

     SECTION 2. If there be a Chairman of the Board, the Board of Directors shall designate either the Chairman of the Board or the President as the chief executive officer of the corporation with plenary powers of supervision and direction of the business and affairs of the corporation, unless such offices are occupied by the same person. If there be no Chairman of the Board, the President shall be the chief executive officer.

     SECTION 3. If there be a Chairman of the Board and if he be designated as the chief executive officer of the corporation, the President shall have charge of the coordination and supervision of all matters of operation of the corporation. In the absence of the Chairman of the Board, the President shall have the powers and perform the duties of the Chairman of the Board.

     SECTION 4. The Senior Executive Vice Presidents, severally, in the order designated by the chief executive officer, shall, in the absence of the president, have the powers and perform the duties of the President, and if there be a Chairman of the Board, they shall, in the absence of the Chairman of the Board and the President, have the powers and perform the duties of the Chairman of the Board.

     SECTION 5. The Executive Vice Presidents, severally, in the order designated by the chief executive officer, shall, in the absence of the President and the Senior Executive Vice Presidents, have the powers and perform the duties of the President, and if there be a Chairman of the Board, they shall, in the absence of the Chairman of the Board and the President, have the powers and perform the duties of the Chairman of the Board.

     SECTION 6. The Senior Vice Presidents, severally, in the order designated by the chief executive officer, shall, in the absence of the President, the Senior Executive Vice Presidents and the Executive Vice Presidents, have the powers and perform the duties of the President, and if there be a Chairman of the Board,  they  shall,  in the  absence  of the  Chairman  of the  Board,  the
President, the Senior Executive Vice Presidents and the Executive Vice Presidents, have the powers and perform the duties of the Chairman of the Board.

     SECTION 7. The Chief Nuclear Officer shall, in the absence of the President, the Senior Executive Vice Presidents, the Executive Vice Presidents and the Senior Vice Presidents have the powers and perform the duties of the President, and if there be a Chairman of the Board, the Chief Nuclear Officer shall, in the absence of the Chairman of the Board, the President the Senior Executive Vice Presidents, the Executive Vice Presidents and the Senior Vice Presidents have the powers and perform the duties of the Chairman of the Board.

                                   ARTICLE IV.

                                VICE PRESIDENTS

     SECTION 1. The Vice Presidents, severally, in the order designated by the chief executive officer, shall, in the absence of the President, the Senior Executive Vice Presidents, the Executive Vice Presidents, and the Senior Vice Presidents, have the powers and perform the duties of the President, and if there be a Chairman of the Board, they shall, in the absence of the Chairman of the Board, the President, the Senior Executive Vice President, the Executive Vice Presidents and the Senior Vice presidents, have the powers and perform the duties of the Chairman of the Board.


                                   ARTICLE V.

                                   SECRETARY

     SECTION 1. The Secretary shall keep minutes of all meetings of the stockholders of the Board of Directors and of the Executive Committee, and shall give notices of meetings of the stockholders, of the Board of Directors, and of the Executive Committee. He shall have custody of all deeds, contracts, and other instruments, documents and records, except as otherwise provided in these By-Laws, or by the Board of Directors, and shall attend to such correspondence of the corporation as the Board of Directors or the chief executive officer shall direct. He shall be the custodian of the seal of the corporation and shall affix it to any instrument requiring the same, except as otherwise provided herein or by the Board of Directors.

                                   ARTICLE VI.

                             ASSISTANT SECRETARIES

     SECTION 1. Each Assistant Secretary shall have such powers and perform such duties as may be assigned to him by the Secretary. In the absence of the Secretary, the Assistant Secretaries, in the order designated by the Secretary, shall have the powers and perform the duties of the Secretary.

                                  ARTICLE VII.

                                   TREASURER

     SECTION 1. The Treasurer shall have charge of all receipts and disbursements of the corporation and shall be the custodian of the corporation's funds. He shall have full authority to receive and give receipts for all moneys due and payable to the corporation from any source whatever, and to endorse or cause to be endorsed checks, drafts, warrants, and other instruments for the payment of money in its name and on its behalf, and full discharge for the same to give. The funds of the corporation shall be deposited in its name in such depositories as may be designated from time to time by the Board of Directors, or by the Treasurer if the Board of Directors shall authorize him to do so. All checks, drafts and other instruments for the payment of money, and all notes and other evidences of indebtedness, issued in the name of the corporation, shall be signed by such officer or officers, employee or employees, agent or agents, of the corporation, and in such manner, including the use of facsimile signatures, as shall be determined from time to time by the Board of Directors, or by the Treasurer if the Board of Directors shall authorize him to make such determination. A report of the financial condition of the corporation shall be made by the Treasurer whenever requested by the chief executive officer. If required by the Board of Directors he shall give bond for the faithful performance of his duties, in such sum and with such surety or sureties as the Board of Directors may determine.

                                  ARTICLE VIII.

                              ASSISTANT TREASURERS

     SECTION 1. Each Assistant Treasurer shall have such powers and perform such duties as may be assigned to him by the Treasurer. In the absence of the Treasurer, the Assistant Treasurers, in the order designated by the Treasurer, shall have the powers and perform the duties of the Treasurer.

                                   ARTICLE IX.

                                    MEETINGS

     SECTION 1. The meetings of the stockholders shall, unless otherwise provided by law, be held at such place, within or without the State of New Jersey, as may be fixed by the Board of Directors and stated in the notice of the meeting.

     Each annual meeting of the stockholders for the election of directors for the ensuing year, and for the transaction of such other business as may be brought before the meeting, shall be held at such time, not more than 13 months after the last annual meeting, as may be fixed by the Board of Directors.


     SECTION 2. Except as herein or in the Restated Certificate of Incorporation expressly provided to the contrary or as otherwise required by law, all voting rights in the corporation shall be vested exclusively in the holders of Common Stock, and the holders of Preferred Stock and the holders of Preferred Stock-$25 Par shall have no right to vote or to participate in any meeting of the stockholders of the corporation or to receive any notice of any such meeting.

     Except as herein or in the Restated Certificate of Incorporation expressly provided to the contrary or as otherwise required by law, at all meetings of stockholders the holders of Common Stock shall be entitled to cast one vote for each share of Common Stock held.

     At any meeting of the stockholders of the corporation at which the holders of Preferred Stock and the holders of Preferred Stock-$25 Par shall be entitled to vote as a single class, the holders of Preferred stock shall be entitled to cast one vote for each share of Preferred Stock held and the holders of Preferred Stock-$25 Par shall be entitled to cast 1/4 vote for each Preferred Stock-$25 Par held.

     At all elections of directors each holder of Common Stock shall be entitled to as many votes as shall equal the number of his shares of Common Stock multiplied by the number of directors to be elected, and, in each case, the stockholder may cast all such votes for a single director or may distribute them among the number to be voted for, or any two or more of them as he may see fit; provided that whenever the holders of Preferred Stock and the holders of Preferred Stock-$25 Par, voting separately as a single class, are entitled to elect directors, (i) each holder of Preferred Stock shall be entitled to as many votes as shall equal the numbers of his shares of stock, and each holder of Preferred Stock-$25 Par shall be entitled to as many votes as shall equal one-fourth the number of his shares of stock, in each case multiplied by the number of directors to be elected by the holders of Preferred Stock and the holders of Preferred Stock-$25 Par, and (ii) each holder of Common Stock shall be entitled to as many votes as shall equal the number of his shares of stock, multiplied by the number of directors to be elected by the holders of Common Stock.

     SECTION 3. So long as any Preferred Stock or Preferred Stock-$25 Par shall be outstanding, if dividends upon any shares of Preferred Stock-$25 Par shall be in arrears to an amount equal to the annual dividend thereon, the holders of Preferred Stock and the holders of Preferred Stock-$25 Par shall become entitled, to the extent, herein provided, to vote at all elections of directors for the corporation and to receive notice of stockholders' meetings to be held for such purpose. Such voting rights of the holders of Preferred Stock and the holders of Preferred Stock-$25 Par to elect directors shall continue until all the accumulated and unpaid dividends on Preferred Stock and Preferred Stock-$25 Par shall have been paid, whereupon all such voting rights shall cease, subject to being again revived from time to time upon the recurrence of the conditions described above as giving rise thereto.

     SECTION 4. Every stockholder entitled to vote at a meeting of stockholders or to express consent or dissent without a meeting may authorize another person or persons to act for him by proxy. No proxy shall be valid after 11 months from the date of its execution, unless a longer time is expressly provided therein, but in no event shall a proxy be valid after three years from the date of execution. A proxy shall not be revoked by the death or incapacity of a stockholder but shall continue in force until revoked by the personal representative or guardian of the stockholder. The presence at any meeting of any stockholder who has given a proxy shall not revoke such proxy unless the stockholder shall file written notice of such revocation with the secretary of the meeting prior to the voting of such proxy.

     A person named in a proxy as the attorney or agent of a stockholder may, if the proxy so provides, substitute another person to act in his place, including any other person named as an attorney or agent in the same proxy. The substitution shall not be effective until an instrument effecting it is filed with the Secretary.

     SECTION 5. All elections for directors shall be by ballot, and the polls at every such election shall remain open so long as may be reasonably necessary to permit all stockholders entitled to vote at such meeting, present in person or by proxy, to cast their votes.

     SECTION 6. Special meetings of the stockholders may be called at any time by the Board of Directors or by the chief executive officer or upon the written request of the holders of the capital stock entitled to cast a majority of votes thereat.

     Except as otherwise provided by law, and unless waived, written notice of the time, place and purposes of every meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting, to each stockholder of record entitled to vote at the meeting, either personally or by mailing a notice to him at his last post office address appearing on the books of the corporation.

     At any time after the accrual to the holders of Preferred Stock and the holders of Preferred Stock-$25 Par of voting rights to elect directors, a special meeting of the stockholders for the purpose of electing directors shall be held upon not less than 30 days' notice upon call of the Secretary at the written request of any holder of shares of Preferred Stock or Preferred Stock-$25 Par at the time outstanding, or, if the Secretary should fail or neglect to call such meeting within 30 days after receipt of such request, then upon call by any such holder.

     SECTION 7. At any meeting of the stockholders the holders of stock entitled to cast a majority of the votes at the meeting, present in person or by proxy, shall constitute a quorum of the stockholders for all purposes unless the representation of a larger number shall be required by law, and in that case the representation of the number so required shall constitute a quorum.

     If the holders of the amount of stock necessary to constitute a quorum shall fail to attend in person or by proxy at the time and place fixed for any meeting of the stockholders, the meeting may be adjourned from time to time by the vote of the majority of the votes cast by the holders of stock present in person or represented by proxy at such meeting, without notice other than by announcement at the meeting, and at any such adjourned meeting held more than one week after such time the holders of stock entitled to cast 40% of the votes at such meeting, present in person or represented by proxy, shall constitute a quorum of the stockholders for all purposes unless the representation of a larger number shall be required by law, and in that case the representation of the number so required shall constitute a quorum. At any such adjourned meeting, whenever held, at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting originally called.

     In any case where the holders of Preferred Stock and the holders of Preferred Stock-$25 Par are entitled to vote separately as a single class, or the holders of Common Stock are entitled to vote separately as a single class; meetings of each such class may be held and adjourned (by the vote of a majority of the votes cast by the holders of stock of such class present in person or represented by proxy at such meeting) without notice other than by announcement at the meeting, separately or together, and a quorum of each such class at any meeting or adjourned meeting thereof shall be the same percentage of the votes entitled to be cast by the stockholders of such class as is hereinabove required for a quorum of stockholders of the corporation entitled to vote at a meeting or adjourned meeting as the case may be.

     SECTION 8. Regular meetings of the Board of Directors shall be held monthly unless otherwise determined by resolution of the Board.

     Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, or by the President if he be the chief executive officer. The Secretary shall also call such meetings on the written request on a majority of the directors.

     No notice shall be required for regular meetings of the Board of Directors. The meeting for organization may be held on the day and after the annual meeting of stockholders. At least two days' notice of a special meeting of the Board of Directors shall be given, but this notice may be waived in writing or by telegraph, either before or after the meeting. A meeting may be held without notice at any time when all the directors are present.

     At all meetings of the Board of Directors a majority of the directors in office, or one-third of the entire Board, whichever is greater, shall constitute a quorum for the transaction of business. A less number than a quorum, however, may meet and adjourn to any day.

     SECTION 9. The Board of Directors may, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting or any adjournment thereof. If inspectors are not so appointed by the Board of Directors or shall fail to qualify, the person presiding at a meeting of stockholders may, and on the request of any stockholder entitled to vote thereat, shall make such appointment. In case any person appointed as inspector fails to appear or act, the vacancy may be filled by appointment made by the Board of Directors in advance of the meeting of stockholders or at the meeting by the person presiding at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. No person shall be elected a director at a meeting at which he has served as an inspector.

                                   ARTICLE X.

                        RECORD DATE FOR DETERMINATION OF
                             RIGHT OF STOCKHOLDERS

     SECTION 1. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to or dissent from any proposal without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or allotment of any right, or for the purpose of any other action, the Board of Directors may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action. When a determination of stockholders entitled to notice of or to vote at any meeting of stockholders has been so made, such determination shall apply to any adjournment thereof, unless the Board of Directors fixes a new record date for the adjourned meeting.


                                   ARTICLE XI.

                                   COMMITTEES

     SECTION 1. The Board of Directors, by resolution adopted by a majority of the entire Board, may appoint from among its members an Executive Committee and one or more other committees. Except as otherwise provided by law, the Executive Committee shall have and may exercise all the authority of the Board of Directors when the Board is not in session, and each such other committee of the Board shall have and may exercise the authority of the Board to the extent provided in the resolution of appointment.

     The Board of Directors, by resolution adopted by a majority of the entire Board, may (a) fill any vacancy in any committee of the Board, (b) appoint one or more directors to serve as alternate members of any such committee, to act in the absence or disability of members of any such committee with all the powers of such absent or disabled members, (c) abolish any such committee at its pleasure, and (d) remove any director from membership on such committee at any time, with or without cause.

     Actions taken at a meeting of any committee of the Board of Directors shall be reported to the Board at its next meeting following such committee meeting; except that, when the meeting of the Board is held within two days after the committee meeting, such report shall, if not made at the first meeting, be made to the Board at its second meeting following such committee meeting.

     SECTION 2. The Board of Directors may appoint and prescribe the powers duties of other committees, the members of which may be but need not be directors and shall serve at the pleasure of the Board.

     SECTION 3. One-third of the entire committee, or two members, whichever is greater, shall constitute a quorum for the transaction of business.

     SECTION 4. Each committee shall fix its own rules of procedure, shall meet where and as provided by such rules of procedure or by resolution of the Board of Directors, shall keep full records of its proceedings and shall report from time to time to the Board, as called upon by the Board.

                                  ARTICLE XII.

                   VOTING UPON STOCK OWNED BY THE CORPORATION

     SECTION 1. Unless otherwise ordered by the Board of Directors, the Chairman of the Board, the President, the Senior Executive Vice Presidents, the Executive Vice Presidents, the Senior Vice Presidents, and the Vice Presidents, severally, shall each have full power and authority on behalf of the corporation to attend, act, and vote at any meeting of the stockholders of any corporation in which this corporation may hold stock, and to appoint one or more other persons as proxy or proxies to attend, act, and vote at any such meeting, and such office or such proxy or proxies shall possess and may exercise on behalf of this corporation any and all rights and powers incident to its ownership of such stock. The Board of Directors or the Executive Committee from time to time by resolution may confer like powers upon any other person or persons.

                                  ARTICLE XIII.

                                      STOCK

     SECTION 1. The certificates which shall be issued for shares of stock in this corporation shall be signed by the Chairman of the Board, the President, or a Vice President, and either the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. If the certificate is countersigned by a transfer agent or registrar, who is not an officer or employee of the corporation, any and all other signatures may be facsimiles.

     SECTION 2. The shares issued by this corporation shall be transferable only on the books of the corporation by the holder or owner thereof in person or by power of attorney, on surrender of the certificate therefor.

     SECTION 3. The Treasurer shall make and certify a complete list of the stockholders entitled to vote at a meeting of stockholders or any adjournment thereof. Such list shall be arranged alphabetically within each class and series, with the address of, and the number of shares held by, each stockholder, shall be produced at the time and the place of the meeting, and shall be subject to the inspection of any stockholder during the whole time of the meeting.


                                  ARTICLE XIV.

                                   FISCAL YEAR

     SECTION 1. The fiscal year of the corporation shall begin on January 1 of each year.

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                                   ARTICLE XV.

                                      SEAL

     SECTION 1. The seal of the corporation shall be circular in form, and shall have inscribed thereon the following words and figures "PUBLIC SERVICE ELECTRIC AND GAS COMPANY INCORPORATED 1924".

                                  ARTICLE XVI.

                                   AMENDMENTS

     SECTION 1. Except as otherwise provided by law, the Board of Directors shall have the power to make, alter, or repeal any by-laws. By-Laws made by the Board may be altered or repealed and new by-laws made, by the stockholders.


                                  ARTICLE XVII.

                            ADVANCEMENT OF EXPENSES

     SECTION 1. Expenses incurred by any person made, or threatened to be made, a party to any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding and any appeal therein (and any inquiry or investigation which could lead to such action, suit or proceeding) by reason of the fact that he is or was a director, officer or employee of the corporation or serves or served any other enterprise as a director, officer or employee at the request of the corporation, shall be paid by the corporation in advance of the final disposition of the action, suit or proceeding promptly upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation.